EXHIBIT 99.3

                           BRIDGE FINANCING AGREEMENT

         This BRIDGE FINANCING AGREEMENT ("Agreement"), dated as of March 29, 2001 ("Effective Date") is entered into by and among INOVISE MEDICAL, INC., an Oregon corporation (the "Company") and CARDIAC SCIENCE, INC., a Delaware corporation (the "Lender"), with reference to the following:

         WHEREAS, Lender desires to loan one million thirty thousand dollars $1,030,000 (the "Bridge Financing") to the Company, and the Company desires to accept the Bridge Financing pursuant to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1.       The Amount and Term of the Loan; Issuance of Note.

                  (a) Loan. In reliance upon the representations, warranties and covenants of the parties set forth herein and subject to and upon the terms and conditions set forth herein, Lender agrees to loan one million thirty thousand dollars ($1,030,000) to Company (the "Loan").

                  (b) Secured Convertible Promissory Note. The obligation of Company to pay the principal of, and interest on, the Loan shall be evidenced by a secured convertible promissory note, in the form of Exhibit B (the "Note") convertible into shares of Series D Preferred Stock or, at the election of the Company under certain circumstances described in the Note, Common Stock of the Company (the "Shares"), as the case may be, duly executed and delivered by Company. The Note shall mature and become due and payable six (6) months from the Effective Date and shall bear interest as provided in Section 1(c) below.

                  (c) Interest. The unpaid principal amount of the Loan shall bear simple interest at a rate equal to six percent (6 %). Such interest shall be paid by the Company within 15 days of the Maturity Date (as defined in the Note), unless earlier converted pursuant to the terms of the Note.

                  (d) Voluntary Prepayments. The Company may prepay the Note, without premium or penalty, in whole or in part, at any time and from time to time.

                  (e) Delivery. The Company will deliver to Lender the Note described in Section 1(b).

         2.       Security Interest; Collateral

                  (a) Grant of Security Interest. The Company hereby grants to Lender, a blanket security interest in all of the Company's right, title and interest in and to the collateral described in Section 2(b) below (the "Collateral") in order to secure the payment and performance of the obligations of the Company to Lender described in Section 2(c) below. Such security interest shall be evidenced by a UCC-1 Financing Statement naming Lender as a secured party thereunder, and the terms and conditions of the Security Interest shall be governed by the Security Agreement between the parties of even date herewith (the "Security Agreement").

                  (b) Collateral. The Collateral under this Agreement consists of all of the assets of the Company, except royalty payments to the Company in connection with the Agreement dated December 16, 1997, between the Company and Welch Allyn, Inc. The security interest held by Lender in all Collateral will be released by Lender as of the date upon which the Company has paid the full amount of principal and interest due under the Note or the Note has been converted pursuant to its terms. At such time, Lender will reassign to the Company all of the Collateral which has not been sold, disposed of, retained or applied by Lender. Lender will execute all appropriate instruments and other documents (including, without limitation, UCC termination statements) to release the security interest in the Collateral granted in this Agreement. The Company will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

                  (c) Secured Indebtedness. This Agreement and the Security Agreement secure, and the Collateral is collateral security for, the prompt payment in full when due of all obligations and liabilities of every nature of the Company now or hereafter existing under or arising out of or in connection with the Loan made by Lender pursuant to this Agreement and evidenced by the Note, whether at stated maturity, by acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). All payments and performance will be in accordance with the terms under which such indebtedness, obligations and liabilities were or are hereafter incurred or created. The Company will also promptly reimburse Lender for any and all reasonable amounts expended by Lender in the enforcement (judicially or otherwise) or exercise of its rights under the terms of this Agreement, which amounts are included in the indebtedness secured under this Agreement and the Security Agreement.

                  (d) Further Assurances. The Company agrees that from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                  (e) Rights of Lender with Respect to the Collateral. Lender has the right at any time to make any payments and do any other acts as may be reasonably necessary to protect its security interest in the Collateral, including, without limitation, the right to make any applicable filings, to pay, purchase, contest or compromise any encumbrance, charge or lien which reasonably appears to be prior or superior to the security interest granted under this Agreement, and to appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Collateral, and in exercising any such powers or authority, Lender has the right (but not any obligation) to pay all reasonable expenses incurred in connection therewith. Lender will have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

                  (f) Power of Attorney. The Company hereby appoints and constitutes Lender as the Company's attorney-in-fact for purposes of filing all documents required to renew and maintain the security interests on the Collateral. This power of attorney is coupled with an interest, is irrevocable by the company, and shall terminate upon the termination of this Agreement.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to Lender as of the date of this Agreement as follows:

                  (a) Organization and Standing: Charter and Bylaws. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and proposed to be conducted.

                  (b) Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement, the Note and the Security Agreement. This Agreement is, and, upon issuance, the Note, and the Shares issued upon conversion of the Note, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights, and (ii) to the extent that the indemnification provisions contained herein may be limited by applicable laws.

                  (c)  Authorization.

                         (1) Corporate Action. All corporate and legal action on
the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of this Agreement, the Note and the Security Agreement, the sale and issuance of the Note and the performance of the Company's obligations hereunder, under the Note, and under the Security Agreement has been taken.

                         (2) Valid Issuance. When issued in compliance with the
provisions of this Agreement, the Note, and any Shares issued upon conversion of the Note, will be validly issued, provided, however, that the Note and/or Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

                  (d) Capitalization. The Company is authorized to issue ten million (10,000,000)] shares of Common Stock, and 170,000, 162,426 and 995,875 shares, respectively, of Class A, Class B and Class C Preferred Stock. As of the date of this Agreement, there are One-Million Three Hundred Sixty Thousand (1,360,000) outstanding shares of Common Stock, and 170,000, 81,213, and 853,245 shares, respectively, of Series A, Series B and Series C Preferred Stock outstanding. In addition, as of the date of this Agreement, there are outstanding (i) options entitling the holders thereof to purchase an aggregate of Three Hundred Fifteen Thousand (315,500) shares of Common Stock., and (ii) warrants entitling the holders thereof to purchase an aggregate of $875,000 worth of the Company's next series of Preferred Stock at a per share price to be determined.

                  (e) Compliance with Other Instruments, None Burdensome, Etc. The execution, delivery and performance of and compliance with this Agreement, the Note, and the Security Agreement and the issuance and sale of the Note will not result in nor constitute any breach, default or violation of (i) the Company's Amended and Restated Certificate of Incorporation or Bylaws, any material agreement, contract, lease, license, instrument or commitment (oral or written) to which the Company is a party or is or (ii) any law, rule, regulation, statute or order applicable to the Company, any of its subsidiaries or their respective properties, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries, which breach, default or violation would have a material adverse effect on the financial condition, business, prospects or operations of the Company.

                  (f) Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Note, or the Security Agreement, or the offer, sale or issuance of the Note, or the Shares to be issued upon conversion of the Note, other than, if required, filings or qualifications under Oregon or California securities law, or other applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

                  (g) Offering. In reliance on the representations and warranties of the Lender in Section 3 hereof, the offer, sale and issuance of the Note, and the Shares issuable upon conversion of the Note, in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act, of 1933, as amended (the "Securities Act") or the qualification or registration requirements of Oregon or California Law or other applicable blue sky laws as such laws exist on the date hereof.

                  (h) Title to Property and Assets. The Company has good title to, or a valid leasehold in, all of the Company's tangible and intangible assets (including, but not limited to intellectual property) in each case free and clear of all liens and encumbrances.

                  (i) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its directors or the Lender that (i) challenges the validity of this Agreement, the Note, the Security Agreement, or the transactions contemplated hereby or thereby, (ii) is commenced by any shareholder of the Company, or (iii) that could reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects or financial condition of the Company, its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or proposed to be conducted.

                  (j) Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  (k) Related Party Transactions. Except as set forth on
Schedule 2(k), no employee, officer, shareholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other standard employee benefits made generally available to all employees including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company. To the best of the Company's knowledge, no officer, director, or shareholder or any member of their immediate families is, directly or indirectly, interested in any contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

                  (l) Licenses; Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         4. Representations and Warranties by the Lender. The Lender represents and warrants to the Company as of the date of this Agreement, as follows:

                  (a) Investment Intent; Authority. This Agreement is made with the Lender in reliance upon Lender's representation to the Company, evidenced by Lender's execution of this Agreement, that the Lender will acquire the Note for investment for its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or applicable state securities laws. The Lender has the full right, power, authority and capacity to enter into and perform this Agreement and this Agreement will constitute a valid and binding obligation upon the Lender, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                  (b) Note Not Registered. The Lender understands and acknowledges that the offering of the Note, and the Shares issuable upon conversion of the Note, will not be registered under the Securities Act or qualified under Oregon law on the grounds that the offering and sale of the Note and Shares contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to California law, and that the Company's reliance upon such exemptions is predicated upon Lender's representations set forth in this Agreement. The Lender acknowledges and understands that resale of the Note and the Shares may be restricted indefinitely unless the Note and/or Shares is subsequently registered under the Securities Act and qualified under the Oregon Law or an exemption from such registration and such qualification is available.

                  (c) No Transfer. Lender covenants that in no event will the Lender dispose of the Note or Shares other than (i) in conjunction with an effective registration statement for the Note and/or the Shares under the Securities Act or pursuant to an exemption therefrom, or (ii) in compliance with Rule 144 promulgated under the Securities Act, or (iii) to an entity affiliated with Lender, and other than in compliance with the applicable securities regulations or laws of any state.

                  (d) Knowledge and Experience. The Lender (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Lender' prospective investments in the Note and Shares; (ii) has the ability to bear the economic risks of the Lender's prospective investments; (iii) has been furnished with or has had access to such information as the Lender has considered necessary to make a determination to lend pursuant to the Note together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Lender satisfactorily answered by the Company; and (v) has not been offered the Note or Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

                  (e) Accredited Investor. Lender is an accredited investor as that term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

         5. Conditions of Lender's Obligations. The obligations of the Lender under Section 1 of this Agreement are subject to the fulfillment on or before the date of the Loan of each of the following conditions:

                  (a) The representations and warranties of the Company contained in Section 3 shall be true on and as of the date of this Agreement.

                  (b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Lender is obligated to make a Loan pursuant to Section 1.

         6.       Miscellaneous.

                  (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Lender.

                  (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

                  (c) Entire Agreement; Survival. This Agreement together with the Note and the Security Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The representations and warranties set forth in Section 3 and 4 hereof, and the provisions of this Section 6, shall survive the Closing.

                  (d) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, to the following addresses:

                           (1) if to Lender:

                           Cardiac Science, Inc.
                           16931 Millikan Avenue
                           Irvine, CA 92606
                           Attention: Brett Scott,
                             Chief Financial Officer

                           (2)  if to the Company:

                           Inovise Medical, Inc.
                           1025 Industrial Parkway, Suite C
                           Newberg, OR  97132
                           Attention:  Patricia A. White

                  (e) Validity. If any provision of this Agreement, the Note, or the Security Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

                  (g) Indemnification. The Company agrees to hold harmless and indemnify the Lender and its respective current and former officers, directors, employees, partners and affiliates from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof) arising out of, relating to or based upon the transactions contemplated by this Agreement or arising out of, relating to or based upon the Lender's status as shareholder or controlling shareholder of the Company; provided, however that in no event shall the Company be obligated to indemnify the Lender or its respective current and former officers, directors, employees, partners and affiliates from an against any losses, claims, damages, expenses or liabilities (or any action in respect thereof) which are determined by a court of competent jurisdiction in a final, nonappealable judgment to have arisen primarily out of Lender's gross negligence or willful misconduct. If a complaint, claim or other notice of any liability giving rise to a claim for indemnification under this Section 6(g) is made by a third party against the Lender, the Lender shall promptly notify the Company. The Company shall have the right to investigate and defend any such loss, claim, damage, expense, liability or action through counsel selected by the Company and reasonably acceptable to the Lender. The Lender shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be borne by the Lender. The Company further agrees to the reimbursement of expenses as incurred by the Lender, provided the Lender give an undertaking to return such reimbursement if it is ultimately determined that the Lender is not entitled to indemnification. In no event shall the Company be obligated to indemnify the Lender for any settlement of any claim or action effected without the Company's prior written consent, which consent shall not be unreasonably withheld. In addition, in no event shall the Company settle any claims it is defending without the written consent of the Lender, which consent shall not be unreasonably withheld.

                            (signature page follows)

         IN WITNESS WHEREOF, the parties have caused this Bridge Financing Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

                                          THE COMPANY:

                                          INOVISE MEDICAL, INC.

                                          By:
                                               ---------------------------------


                                          LENDER:

                                          CARDIAC SCIENCE, INC.


                                          By:
                                               ---------------------------------

                                          Its:
                                               ---------------------------------

                                    EXHIBIT A

                   FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

                                See Exhibit 99.4